     As filed with the Securities and Exchange Commission on June 16, 1999

                                                   Registration No. ____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    Form S-8

                             Registration Statement

                                    Under the

                             Securities Act of 1933

                                   ----------

                     COMPUTER NETWORK TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                Minnesota                               41-1356476
     (State or Other Jurisdiction of                 (I.R.S. Employer
     Incorporation or Organization)                 Identification No.)

          605 North Highway 169
         Minneapolis, Minnesota                            55441
(Address of Principal Executive Offices)                (Zip Code)

                              1992 STOCK AWARD PLAN
                            (Full Title of the Plan)

                                Gregory T. Barnum
                             Chief Financial Officer
                     Computer Network Technology Corporation
                              605 North Highway 169
                          Minneapolis, Minnesota 55441
                     (Name and Address of Agent for Service)

                                 (612) 797-6100
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                               Proposed              Proposed
  Title of Securities     Amount to be     Maximum Offering     Maximum Aggregate        Amount of
    to be Registered     Registered (1)  Price Per Share (2)    Offering Price (2)    Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.01          800,000 shares        $21.625             $17,300,000             $4,810
per share (including
preferred share
purchase rights)
---------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to an additional 800,000 shares of Common Stock to be offered pursuant to the 1992 Employee Stock Award Plan, for which plan 6,200,000 shares have previously been registered pursuant to the Registrant's Registration Statements Nos. 33-83262, 33-48944, 33-68372, 333-31853 and 333-59949

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the Registrant's Common Stock as reported on the NASDAQ National Market System on June 14, 1999.

                                     PART II

            INFORMATION REQUIRED BY GENERAL INSTRUCTION E TO FORM S-8

1.   Incorporation by Reference.

     The contents of the Registrant's Registration Statements No. 33-83262, 33-48944, 33-68372, 333-31853 and 333-59949 are incorporated in this
     Registration Statement by reference.

2.   Exhibits (Required Opinions and Consents).

     Exhibit  Description
     -------  -----------

       5      Opinion of Leonard, Street and Deinard Professional Association.

      23.1 Consent of Leonard, Street and Deinard Professional Association to the filing of its opinion as an exhibit to this Registration Statement (included in Exhibit 5).

      23.2    Consent of KPMG Peat Marwick LLP.

      24 Power of Attorney authorizing Gregory T. Barnum to sign and file all amendments and exhibits to this Registration Statement and any and all applications and instruments pertaining to the registration of the securities covered hereby on behalf of the directors and officers of the Company (included as part of the signature page of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 16, 1999.

                                         COMPUTER NETWORK TECHNOLOGY CORPORATION

                                         By:  /s/ Gregory T. Barnum
                                            ------------------------------------
                                            Gregory T. Barnum, Chief
                                            Financial Officer

     Each of the undersigned officers and directors of Computer Network Technology Corporation hereby appoints Gregory T. Barnum as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and instruments pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                 Date
---------                                      -----                                 ----
/s/ Thomas G. Hudson
-------------------------------
Thomas G. Hudson                   President and Chief Executive                  June 16, 1999
                                   Officer (Principal Executive
                                   Officer) and Director
/s/ Gregory T. Barnum
-------------------------------
Gregory T. Barnum                  Chief Financial Officer (Principal             June 16, 1999
                                   Financial Officer)
/s/ Jeffrey A. Bertelsen
-------------------------------
Jeffrey A. Bertelsen               Corporate Controller and Treasurer             June 16, 1999
                                   (Principal Accounting Officer)

/s/ Patrick W. Gross
-------------------------------
Patrick W. Gross                   Director                                       June 16, 1999

/s/ Erwin A. Kelen
-------------------------------
Erwin A. Kelen                     Director                                       June 16, 1999

/s/ Lawrence Perlman
-------------------------------
Lawrence Perlman                   Director                                       June 16, 1999

/s/ John A. Rollwagen
-------------------------------
John A. Rollwagen                  Director                                       June 16, 1999

                                INDEX TO EXHIBITS

Exhibit                                                            Page
-------                                                            ----

 5        Opinion of Leonard, Street and Deinard Professional
          Association......................................Electronically Filed

23.1 Consent of Leonard, Street and Deinard Professional Association to the filing of its opinion as an exhibit to this Registration Statement (included in Exhibit 5).

23.2      Consent of KPMG Peat Marwick LLP.................Electronically Filed

24 Power of Attorney authorizing Gregory T. Barnum to sign and file all amendments and exhibits to this Registration Statement and any and all applications and instruments pertaining to the registration of the securities covered hereby on behalf of the directors and officers of the Company (included as part of the signature page of this Registration Statement).